Exhibit 99.1

DXC Technology Appoints Raul Fernandez as Interim President and CEO

Fernandez Succeeds Mike Salvino, who is Stepping Down as Chairman, President and CEO Effective Immediately

David Herzog Appointed Chairman of the Board

DXC Reaffirms Q3 Guidance and Fiscal 2024 Free Cash Flow Guidance

Ashburn, VA – Dec. 20 – DXC Technology (NYSE: DXC), a leading Fortune 500 global technology services company, today announced that the Company’s Board of Directors has named Board member Raul Fernandez Interim President and Chief Executive Officer, effective immediately. Fernandez brings a wealth of executive and operational experience in the technology and investment sectors to the position. He has served as CEO of several companies including Proxicom, which he founded, Dimension Data North America and ObjectVideo.

Fernandez succeeds Mike Salvino, who served as DXC President and CEO since 2019 and as Chairman since 2022 and provided leadership for a significant restructuring of the Company’s operations and balance sheet. In mutual agreement with the Board, he will transition from his role as Chairman of the Board, effective immediately, and will remain in an advisory role until March 31, 2024 to help ensure a seamless transition.

Additionally, DXC Lead Independent Director David Herzog has been named Chairman of the Board, to work closely with Fernandez during this time. The Board will conduct a search for a successor CEO, which will include internal and external candidates.

“Raul is an accomplished and transformational leader in the technology sector and beyond,” said Herzog. “His proven track record of building and leading strong, innovative businesses for the long-term will serve our customers, team members and investors well. We are incredibly fortunate to have an executive of his caliber, in partnership with our exceptional management team, to lead DXC during this time.

“We want to thank Mike for guiding DXC through its transformation journey the past four years,” Herzog continued. “He helped stabilize the business and put the Company on a path for growth, overseeing a meaningful restructuring of the operations and balance sheet, while launching our offering-led operating model and building a world-class leadership team. We are grateful that he will continue to serve as an advisor for the next several months and look forward to his continued support during the transition.”

“DXC is an industry leader beginning to make strong progress on a path of sustainable growth, and I’m excited and honored to be stepping into this role at such an important moment,” said Fernandez. “We are intensely focused on executing on our strategy to drive revenue growth and expanded margins, while continuing to create value for our customers and shareholders. The incredibly talented team we have assembled will not miss a beat during this transition. I am looking forward to continuing to work closely with David, the board and our extraordinary team of 131,000 employees as we execute on the next stage of our growth journey.”

“It has been a privilege to serve as CEO for the last four years as we undertook a significant transformation journey at DXC,” said Salvino. “We achieved our goal of bringing stability to the business by cementing our financial foundation and assembling the right senior management team needed to drive better performance and deliver on the company’s strategic objectives moving forward. Raul and David are perfect leaders to oversee DXC into its next phase and continue its strong track record of forging trusted client relationships and creating an environment to grow and develop talent. I wish them and the team continued success.”

In addition to the Board and executive appointments announced today, DXC affirmed its previously issued financial guidance for the fiscal third quarter. DXC also confirmed its previously issued fiscal 2024 free cash flow guidance of $800 million. This guidance does not include the impact of amounts due to Salvino under his existing employment agreement in connection with his departure. DXC Chief Financial Officer Rob Del Bene and Raul Fernandez will discuss the Company’s fiscal third quarter results in its next earnings call on February 1, 2024.

About Raul Fernandez

Fernandez, who has been a DXC Board member since 2020, currently serves as Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership that owns some of Washington DC’s major sports franchise, including the NHL’s Washington Capitals, the WNBA’s Washington Mystics, and the NBA’s Washington Wizards. The partnership also owns Monumental Sports Network, a first-of-its-kind regional sports network for digital, mobile and over-the-top (OTT) platforms.

He also currently serves as a director of Broadcom, Inc., an Alternative Governor for the NBA Board of Governors, a Special Advisor to Carrick Capital Partners, a member of the Strategic Advisory Board of Volition Capital, and a director to several private companies.

He has overseen a number of technology-focused companies during the course of his career, including Proxicom, which he founded and helped grow into a prominent global provider of e-commerce solutions to Fortune 500 companies, eventually taking it public. He later served as CEO of Dimension Data North America, an information systems integration company, and then was Chairman and CEO of ObjectVideo, a leading developer of intelligent video surveillance software, prior to its sale to Alarm.com in 2017. He also previously served as a director of GameStop, Corp., Kate Spade & Co and Capitol Investment Corp. V and as a member of the President’s Council of Advisors on Science and Technology.

About David Herzog

Herzog, who has been a DXC Board member since 2017, has held a number of senior executive positions over the course of his career. He most recently served as chief financial officer and executive vice president of American Internal Group (AIG) after holding several other leadership positions at the company. He is also a member of the Board of Directors at MetLife Inc. and is Chairperson of the Audit Committee.

Forward Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, DXC’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023 and September 30, 2023, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Sean B. Pasternak	John Sweeney
Corporate Media Relations	Investor Relations
+1-647-975-7326	+1-980-315-3665
sean.pasternak@dxc.com	john.sweeney@dxc.com